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                                                                   EXHIBIT 10.35


                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of June 1, 1994, by and between Recognition International Inc., a Delaware corporation (the "Company"), and Thomas R. Frederick (the "Employee").
         The Company desires to continue the employment of the Employee to serve the Company in an executive capacity and to obtain the benefit of the Employee's knowledge, experience and abilities and the Employee is willing to serve in such capacity and continue his employment by the Company.
         Employee represents to the Company (a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, (b) that Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and (c) that Employee is free and able to execute this Agreement and to enter into employment by the Company.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Position and Responsibilities. During the Employment Period (as hereinafter defined), the Company shall employ the Employee and the Employee shall serve the Company in an executive capacity performing the functions as shall be designated by the Chief Executive Officer of the Company or attendant to the office that he may hold from time to time. The Employee shall devote his full business time to the business and affairs of the Company and the promotion of its interests and perform all duties and services on behalf of the Company necessary to carry out such functions.
         2.     Employment Period.
         2.1. The Employment Period shall mean the period commencing as of the date of this Agreement and continuing until terminated by the Company pursuant to paragraph 2.2 hereof or terminated by the Employee.





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         2.2     The Company shall have the right in its sole discretion, on written notice to the Employee, to terminate the Employee's employment with or without Cause (as defined in Paragraph 4.3), such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice.
         3.      Compensation.
         3.1. The Company shall pay to the Employee for the services to be rendered by the Employee hereunder a base salary at the rate per month determined by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The base salary will be reviewed at least annually by the Committee and may be adjusted at any time in the sole discretion of the Board of Directors or the Committee. The term "Base Salary" as used in this Agreement shall mean, at any point in time, the Employee's monthly base salary at such time.
         3.2. The Employee shall be eligible to receive an annual bonus payment pursuant to the Company's executive bonus plan as in effect from time to time (the "Executive Bonus Plan"). A targeted bonus for the Employee shall be established annually and shall be earned based on the achievement of performance goals to be established by the Committee. The term "Targeted Bonus" as used in this Agreement shall mean, at any point in time, the Employee's targeted bonus under the Executive Bonus Plan at such time.
         3.3. During the Employment Period, the Employee shall be entitled to participate fully in any benefit plans, programs, policies and fringe benefits which are made available to the corporate officers of the Company generally.
         4.      Severance Pay.
         4.1 In the event that (i) the Company terminates the Employee's employment for any reason other than for Cause and at a time when Employee is not receiving benefits under the Company's Short Term Disability Policy or Long Term Disability Plan; or (ii) the Employee terminates his employment as a result of any of the following reasons: (A) without the Employee's consent the Company materially diminishes the scope of the Employee's duties, assigns to the Employee duties materially inconsistent with his designated position, or reduces the Employee's Base Salary or Targeted Bonus





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to an amount less than previously determined or established by the Committee,
(B) the Company fails on or before the effective date to obtain the assumption of this Agreement by any acquiror of substantially all of its assets or other successor to the Company, or (C) the Company breaches any of its material obligations under this Agreement and such breach is not cured within 30 days after written notice thereof by the Employee; then the Company shall pay the Employee severance payments in an amount equal to the sum of the Employee's annualized Base Salary in effect at the time of such termination, plus an amount equal to the Employee's Targeted Bonus for the fiscal year in which such termination occurs (provided, however, that if the basis for Employee's termination is the reduction in his Base Salary or the reduction of his Targeted Bonus, the severance pay shall be based on the Base Salary and the Targeted Bonus in effect prior to such reduction). The severance payments shall be made in equal monthly installments for a period of 12 months unless the termination of employment occurs within 180 days after a "Change in Control" (as defined in Paragraph 4.3 below), in which case the severance payment shall be paid in a lump sum on the day following such termination. Notwithstanding the foregoing, if the Employee terminates his employment pursuant to clause
(ii) above, he shall be entitled to the severance payments provided for in this paragraph only if he gives written notice to the Company of his termination of employment within 30 days after the occurrence of the event or events specified in clause (ii) on which he bases his termination and such notice specifies such event or events.
         4.2 The severance payments provided for in Paragraph 4.1 of this Agreement shall be in lieu of all severance payments or benefits to which the Employee might otherwise be entitled under Company severance policies from time to time in effect, except for (i) accrued and unpaid Base Salary to the date of termination, (ii) any bonus due with respect to fiscal years completed as of the date of termination pursuant to the Executive Bonus Plan, (iii) payments made in lieu of accrued vacation as provided for in the Company's vacation policies, and (iv) benefits payable or available to the Employee pursuant to the Company's Executive Benefit Plan. Nothing





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contained in the foregoing shall be construed so as to affect the Employee's rights or the Company's obligations relating to agreements or benefits which are unrelated to termination of employment.
         4.3 For purposes of this Agreement, the following terms shall have the following meanings:
         "CAUSE" shall mean: (i) neglect, refusal or failure by the Employee (other than by reason of illness, accident or other physical or mental incapacity) in any material respect, to attend to his duties as assigned to him by the Company consistent with this Agreement; (ii) failure by the Employee in any material respect to comply with any of the other terms of this Agreement; (iii) repeated failure by the Employee to follow the established reasonable and material written or other policies, standards and regulations of the Company; (iv) willful engagement by the Employee in gross misconduct injurious to the Company or any of its subsidiaries; (v) misappropriation of property worth more than $100 of the Company or any of its subsidiaries; or
         (vi) Employee's conviction in a court of law of any crime that constitutes a felony in the jurisdiction involved; provided, however, that occurrences described in clauses (i), (ii) or (iii) of this paragraph shall not be deemed to constitute "Cause" unless Employee shall have first received written notice from the Chief Executive Officer advising the Employee in reasonable detail of the specific acts or omissions alleged to constitute "Cause" under said clauses, and such act or omission continues after Employee shall have had a reasonable opportunity to cease or correct the acts or omissions so complained of; and

         "CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in





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         clauses (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         5. Source and Timing of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Employee shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
All payments required to be made to Employee in installments hereunder shall be made over the applicable period in accordance with the Company's normal payroll dates and procedures.
         6. Agreement Not To Compete. Provided that the Company has complied in all material respects with this Agreement, the Employee agrees that he will not, prior to the expiration of one year after the date of termination of his employment with the Company, within the United States of America, become employed by, or provide services as a consultant or otherwise to, (i) International





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Business Machines Corporation, Lotus Development Corporation, Oracle
Corporation or Microsoft Corporation, or any subsidiary, affiliate or successor of any such company, in a capacity in which Employee's primary responsibility would be related to products with functionality substantially similar to the Company's FloWare products in production workflow or the Company's XDP products in production imaging, or (ii) BancTec, Inc., FileNet Corporation, ScanOptics, Inc., Wang Laboratories, Inc., Viewstar Corporation, Watermark Software, Inc. Financial and Corporate Modeling Consultants, Action Technologies, Inc. or LaserData, Inc. or any subsidiary, affiliate or successor of any such company, in any capacity. Employee acknowledges that the restrictions contained in this paragraph, in view of the nature of the business in which the Company is engaged and Employee's position within the Company, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company.
         7. Company Proprietary Information. Upon termination of Employee's employment for any reason, he will forthwith deliver and assign to the Company all the results of his service as an employee and all documents, records, notebooks and repositories of or containing secret, confidential or proprietary information concerning the Company or its business or affairs, including all copies thereof in his possession or control, whether prepared by him or others. In the absence of permission by the Company, Employee will not at any time during, or after the termination of, his employment reveal, divulge or make known to any person outside the Company's business organization or use for his own account any secret, confidential or proprietary information concerning the Company or its business or affairs known to him (whether or not developed in whole or in part by his efforts). During and after the termination of his employment, Employee will make no use of any such information except for the benefit of the Company.
         8. Injunctive Relief. Employee agrees that the Company will have no adequate remedy at law if he violates any of the terms of Paragraphs 6 or 7 above. In such event, the Company will have the right, in addition to any other right the Company may have, to





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obtain injunctive relief to restrain any breach or threatened breach by the
Employee or specific enforcement of such terms. The Company and the Employee recognize that the terms of such paragraphs may be subject to reformation by a court of equity in any suit for the enforcement thereof, and it is the Company's and the Employee's agreement and intention that such terms are severable and divisible, and the invalidity of any such term under applicable law shall not affect the enforceability of any of the remaining terms and that any such terms not enforceable in full under applicable law shall be reformed and construed to provide for a scope and duration consistent with the maximum scope and duration enforceable under applicable law.
         9. Tax Withholding. Payments to the Employee of all compensation and other amounts contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes.
         10. Assignment. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Employee without the Company's prior written consent; provided, however, that nothing in this paragraph shall preclude the Employee from designating any of his beneficiaries to receive any benefits payable hereunder upon his death or disability, or his executors, administrators, or other legal representatives from assigning any rights hereunder to the person or persons or entities entitled thereto. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon the Employee and his heirs, estate, executors, administrators and legal representatives.
         11. Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
         12. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when delivered by hand or when mailed by registered or certified mail, addressed to the appropriate address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:





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         To the Company:

         if by mail:
                 Recognition International Inc.
                 Post Office Box 660204
                 Dallas, Texas 75266
                 Attn:  Secretary

         if by hand:
                 Recognition International Inc.
                 2701 East Grauwyler Road
                 Irving, Texas 75061
                 Attn:  Secretary

         To the Employee:

                 At his home address as shown
                 in the Company's personnel records

provided, however, that any notice of change of address shall be effective only upon receipt.
         13. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.
         15. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Texas as applicable to contracts entered into and to be performed wholly within the State, without giving effect to the choice of law provisions thereof.
         16.     Arbitration.
         16.1 Any controversy between the parties hereto involving the construction or application of any of the terms, covenants or conditions hereof shall, on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall be governed by the provisions of the Texas General Arbitration Act, Articles 224 through 238-20 of the Revised Civil Statutes of Texas, as amended from time to time.





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         16.2    The parties hereto may agree upon one arbitrator to resolve any controversy, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties with notice thereof to be furnished to the other party within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named within thirty (30) days after the appointment of the second arbitrator. If either party refuses or neglects to join in the appointment of the arbitrator(s) within the designated period, or if the two arbitrators chosen by the parties are unable to agree on a third arbitrator within the designated period, any arbitrator not so selected shall be appointed by the court on the application of either party in accordance with the provisions of Article 226 of the Revised Civil Statutes of Texas.
         16.3 At the time any dispute hereunder is submitted to arbitration, the parties hereto shall use reasonable efforts to agree on the procedures to govern such arbitration. If the parties hereto are unable to agree on such procedures within thirty (30) days after the designation of the arbitrator(s), the arbitrator(s) shall determine such procedures.
         16.4 All arbitration hearings conducted hereunder, and all judicial proceedings to enforce any of the provisions hereof relating to arbitration, shall take place in Dallas County, Texas and shall be governed by the laws of the State of Texas.
         16.5 Each party shall be responsible for its own attorneys' fees and expenses and all other expenses incurred by such party in connection with the arbitration. The other costs and expenses of the arbitration proceeding, including the fees and expenses of the arbitrator(s) themselves, shall be shared equally by the parties.
         16.6 The award under any arbitration hereunder shall be made within sixty (60) days of the conclusion of the arbitration. The award shall be in writing and signed by the arbitrator(s) joining in the award and shall be binding upon the parties.





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         17.     Complete Agreement; Amendments.  The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                        RECOGNITION INTERNATIONAL INC.


                        By:   /s/ R.A. Vanourek
                            ------------------------------
                                   Chief Executive Officer

                        EMPLOYEE


                             /s/ T.R. Frederick
                        -------------------------------
                                   Thomas R. Frederick



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